UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 10, 2021
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Mastercard Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A Common Stock	MA	New York Stock Exchange
1.100% Notes due 2022	MA22	New York Stock Exchange
2.100% Notes due 2027	MA27	New York Stock Exchange
2.500% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On November 10, 2021, Mastercard Incorporated (the "Company") provided its performance objectives for 2022-2024 1 as follows:

•Net revenue compound annual growth rate (“CAGR”) %	High-teens
•Annual operating margin percentage [2]	Minimum 50%
•Earnings per share CAGR % [2,3]	Low-twenties
1.All figures are on a currency-neutral basis, exclude future acquisitions and are based on 2021 forecast as of October 28, 2021
2.Amounts exclude special items and gains/losses on equity investments
3.Assumes 2022-2024 tax rate of 18-19%, based on current tax regulations and excludes any future tax reform

At a meeting Mastercard is hosting for members of the investment community, beginning at 8:30am today, Mastercard will provide additional context with respect to the above information. A reconciliation of the earnings per share objective to its most directly comparable GAAP equivalent is attached hereto as Exhibit 99.1. The information set forth above and in the attached reconciliation is furnished but not filed.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Mastercard Incorporated Non-GAAP Reconciliation, dated November 10, 2021
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	November 10, 2021	By:	/s/ Janet McGinness
Janet McGinness
Corporate Secretary

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